EXHIBIT 21

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                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

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                                                                  Place of Incorporation
                                                                  ----------------------
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Bally Total Fitness Corporation                                   Delaware
   Nycon Holding Co., Inc. (a)                                    New York
      Rhode Island Holding Co. (b)                                Rhode Island
         Providence Fitness Centers, Inc. (c)                     Rhode Island
      New Fitness Holding Co., Inc. (d)                           New York
         Holiday Health & Fitness Centers of New York, Inc. (e)   New York
         Connecticut Valley Fitness Centers, Inc. (f)             Connecticut
         Connecticut Coast Fitness Centers, Inc. (g)              Connecticut
   Scandinavian Health Spa, Inc.                                  Ohio
      Scandinavian U. S. Swim & Fitness, Inc.                     Ohio
   Scandinavian Development Company                               Illinois
      Spa Associates Limited Partnership (h)                      Ohio
      Penn Hills Spa Limited Partnership (h)                      Ohio
   H & T Receivable Funding Corporation                           Delaware
   BFIT Rehabilitation Services, Inc.                             Delaware
   Bally Matrix Fitness Centre, Ltd. (i)                          Ontario, Canada
   C.Z.W. Health Limited                                          Ontario, Canada
   Greater Philly No. 1 Holding Company (j)                       Pennsylvania
      Greater Philly No. 2 Holding Company (k)                    Pennsylvania
         Physical Fitness Centers of Philadelphia, Inc. (l)       Pennsylvania
   Vic Tanny International of Greater Michigan, Inc.              Michigan
   Vic Tanny International of Cleveland, Inc.                     Ohio
   Holiday Spa Health Clubs of California                         California
   Vic Tanny International of Toledo, Inc.                        Ohio
   Bally's PacWest, Inc.                                          Washington
   Health & Tennis Corporation of New York, Inc.                  Delaware
   U.S. Health, Inc.                                              Delaware
      Holiday Universal, Inc.                                     Delaware
   Bally's S.C. Management, Inc.                                  California
   So. Cal. Nautilus Fitness Center, Inc.                         California
   Holiday Health Clubs of the East Coast, Inc. (m)               Delaware
      Holiday/Southeast Holding Corp. (n)                         Delaware
         Tidelands Holiday Health Clubs, Inc. (o)                 Virginia
         Holiday Health Clubs of the Southeast, Inc. (o)          South Carolina
   Houston Health Clubs, Inc.                                     Texas
   Holiday Health Clubs and Fitness Centers, Inc.                 Colorado
   Jack LaLanne Holding Corp.                                     New York
      Vertical Fitness and Racquet Club, Ltd.                     New York
      Jack LaLanne Fitness Centers, Inc.                          New York
      Manhattan Sports Club,Inc.                                  New York
   Vic Tanny International, Inc.                                  Michigan
   Vic Tanny International of Missouri, Inc.                      Missouri
   Health & Tennis (U.K.) Limited                                 United Kingdom
   Bally's Fitness & Racquet Clubs, Inc.                          Florida
Bally Franchising Holdings, Inc.                                  Illinois
   Bally Fitness Franchising, Inc.                                Illinois
   Bally Franchise RSC, Inc.                                      Illinois
Lincoln Indemnity Company                                         Vermont

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                                                                      EXHIBIT 21


                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES
NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. With the exception of the following, percentage of ownership is 100%.

(a) 85% of outstanding stock owned by Bally Total Fitness Corporation.
(b) 80% of outstanding stock owned by Nycon Holding Co., Inc. and 7.5% owned by Bally Total Fitness Corporation.
(c) 80% of outstanding stock owned by Rhode Island Holding Co.
(d) 80% of outstanding stock owned by Nycon Holding Co., Inc. and 13.5% owned by Bally Total Fitness Corporation.
(e) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 3% owned by Bally Total Fitness Corporation.
(f) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 7% owned by Bally Total Fitness Corporation.
(g) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 18% owned by Bally Total Fitness Corporation.
(h) 50% of outstanding stock owned by Scandinavian Development Company and 50% owned by Bally Total Fitness Holding Corporation.
(i) 88.6% of outstanding stock owned by Bally Total Fitness Corporation.
(j) 80% of outstanding stock owned by Bally Total Fitness Corporation and 5% owned by Bally Total Fitness Holding Corporation.
(k) 80% of outstanding stock owned by Greater Philly No. 1 Holding Company and 20% owned by Bally Total Fitness Corporation.
(l) 80% of outstanding stock owned by Greater Philly No. 2 Holding Company and 20% owned by Bally Total Fitness Corporation.
(m) 50% of outstanding stock owned by U.S. Health, Inc. and 50% owned by Bally Total Fitness Corporation.
(n) 80% of outstanding stock owned by Holiday Health Clubs of the East Coast, Inc. and 20% owned by Bally Total Fitness Corporation.
(o) 80% of outstanding stock owned by Holiday/Southeast Holding Corp. and 20% owned by Bally Total Fitness Corporation.